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Exhibit 99.6

Isonics Corporation Names Charles E. Minter Director of
Commercialization for Homeland Security and Defense Division

Aviation Security and Advanced Medical Products Specialist to Accelerate Market Introduction of NeutroTest™ and other Homeland Security Technologies

        GOLDEN, Colo.—(BUSINESS WIRE)—October 27, 2004—Isonics Corporation (NASDAQ:ISON—News), committed to the development of next-generation technology for the homeland security and semiconductor markets, has appointed product marketing veteran Charles E. Minter to the post of Director of Commercialization for the Company's Homeland Security and Defense division. The appointment was announced by James E. Alexander, Isonics Chairman and CEO.

        Mr. Minter will direct the commercialization of Isonics' NeutroTest™ explosive detection prototype for the civilian and military markets, as well as all other products and services the Company will develop or acquire through its Homeland Security and Defense division. Mr. Minter will start work on November 1st.

        "Isonics is fully committed to making our prototype NeutroTest™ explosive detection device commercially available at the earliest possible time. We believe Charles Minter's background and expertise will be a key factor in accelerating the NeutroTest™ prototype from the laboratory to the marketplace, where technology like this is so desperately needed," said Mr. Alexander. "There is a critical need worldwide for effective explosive detection products that can help law enforcement, transportation and other first responders to safely and quickly evaluate packages and suitcases for the presence of concealed bombs and explosives."

        Mr. Minter has extensive experience in business and regulatory aspects of the delivery of high technology and security products to the market. His professional background includes several years as manager of marketing, sales and deployment activities for markets on three continents for Invision Technologies, Inc., a maker of proprietary intelligence and aviation security technology. He was Vice President, Business Development and Field Operations for Cardiovascular Ventures Inc., the world's foremost provider of stand-alone cardio pulmonary facilities. Mr. Minter was Vice President, Operations and Regulatory Affairs for Vital Imaging Inc., a diagnostic medical company. He served as Chief Operations Officer and Vice President, Programs and Regulatory Affairs for MedAcoustics Inc., involved in the conversion of military defense technology into applications for health care and industrial uses. He most recently served as a consultant for governments and high-technology companies worldwide.

        "I'm very pleased to be joining Isonics. The members of the management team are seasoned professionals with a long track record of bringing high-technology to the marketplace," said Mr. Minter. "I'm eager to get involved with an important product such as NeutroTest™, and I look forward to working on other new products and technologies that Isonics will attempt to bring to the homeland security marketplace."

About Isonics Corporation

        Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics' Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company's Web site at http://www.isonics.com. A presentation about Isonics' NeutroTest™ explosive detection prototype can be found at http://www.tri103.com/isonics/madrid.pdf. A video demonstrating the functioning NeutroTest prototype can be viewed at http://www.trilogy-capital.com.edgesuite.net/.

Cautionary Statement

        Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company's historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers.

        This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in—or suggested by—statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company's most recent Form 10-KSB filed with the Securities and Exchange Commission.

Contact:

  Isonics Corporation
  James Alexander, 303-279-7900
  or
  Investor Relations:
  Trilogy Capital Partners, Inc.
  Paul Karon, 800-342-1467
  paul@trilogy-capital.com

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Isonics Corporation Names Charles E. Minter Director of Commercialization for Homeland Security and Defense Division